SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 31, 1997

                                 MEDICORE, INC.
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             (Exact name of registrant as specified in its charter)

         Florida                         0-6906                 59-0941551
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

2337 West 76th Street, Hialeah, Florida                                 38016
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code (305) 558-4000
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Item 2. Acquisition or Disposition of Assets

      On July 31, 1997, Techdyne, Inc. a 63% owned subsidiary of Medicore, Inc. (the "Company") completed the acquisition of Lytton Incorporated, a Delaware corporation with operations based in Ohio ("Lytton"), pursuant to a Stock Purchase Agreement whereby all the outstanding shares of Lytton held by Patricia
A. Crossley (the "Seller"), wife of the President and CEO of Lytton, were acquired by Techdyne for $2,500,000 and 300,000 shares of Techdyne's common stock, $.01 par value ("Techdyne Common Stock"). In addition, the Company has provided the Seller were certain guarantees as to the amount of consideration to be received upon her sale of the Techdyne Common Stock within the 12 months from the Closing of the acquisition. Further consideration was provided to the Seller through incentive consideration, which for a period of three years, includes payment to the Seller of 4% of Lytton's sales over $14,000,000 up to $20,000,000, and 5% of Lytton's sales over $20,000,000. The principle followed in determining the amount of consideration was the industry valuation (p/e ratio), the earnings and net worth of Lytton.

      The cash portion of the consideration was obtained from Techdyne's revolving loan with Barnett Bank, N.A. (the "Bank") which was increased from $2,000,000 to $2,500,000 on July 31, 1997, the Closing date of the acquisition. Interest on the revolving loan is .75% above the prime rate, which interest rate on loan at July 31, 1997 was 9.25%. Techdyne is in the process of registering the Techdyne Common Stock for the Seller.

      Lytton is engaged in the manufacture, assembly and distribution of printed circuit boards and other electric products for over 40 major commercial customers. Lytton's net sales and net income before taxes wee approximately $16,730,000 and $827,000, respectively, for its fiscal year ended March 31, 1997. This would reflect in the Company's revenues for its last fiscal year on a pro forma basis with Techdyne's new subsidiary, Lytton, being in excess of $50,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of business acquired*
      (b) Pro forma financial information*
      (c) Exhibits

          (2) Plan of acquisition, reorganization, arrangement, liquidation or succession

               (i) Stock Purchase Agreement between Patricia Crossley, Lytton Incorporated and Techdyne date July 31, 1997 (incorporated by reference to Techdyne Inc.'s Current Report, Form 8-K dated August 12, 1997 ("Techdyne August, 1997, Form 8-K"), item 7(c)(2)(i))

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          (99) Additional Exhibits

               (i) First Amendment to Loan and Security Agreement, Loan Agreement and Security Agreement between Techdyne and Barnett Bank, N.A. dated July 31, 1997 (incorporated by reference to Techdyne August, 1997, Form 8-K, Item 7(c)(99)(i))
               (ii) Revolving Demand Promissory Note from Techdyne to Barnett Bank, N.A. dated July 31, 1997 (incorporated by reference to Techdyne August, 1997, Form 8-K, Item 7(c)(99)(ii))
               (iii) Unconditional and Continuing Guaranty of Payments and Performance by Medicore, Inc. in favor of Barnett Bank, N.A. dated July 31, 1997 (incorporated by reference to Techdyne August, 1997, Form 8-K, Item 7(c)(99)(iii))
               (iv) Subordination Agreement among Techdyne, Barnett Bank, N.A. and Medicore, Inc. dated July 31, 1997 (incorporated by reference to Techdyne August, 1997, Form 8-K, Item 7(c)(99)(iv))

* As of the date of filing of this Current Report on Form 8-K it is inpracticable for the Company to provide the financial statements of the acquired company, Lytton Incorporated, required by Item 7(a) and the pro forma financial information required by Item 7(b) of this Current Report. In accordance with Item 7(a)(4) and Item 7(b)(2) of this Current Report on Form 8-K, such financial statement and pro forma financial information shall be filed by amendment of this Current Report no later than 60 days from the date of this Current Report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, this registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Medicore, Inc.


                                          By /s/ Daniel R. Ouzts
                                            -------------------------------
                                            DANIEL R. OUZTS, Vice President

Dated: August 14, 1997


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